Exhibit 10.41

* INCENTIVE STOCK OPTION AGREEMENT *

          PHOTRONICS, INC., a Connecticut corporation (the "Company"), hereby grants _____________________ (the "Optionee"), an option to purchase a total of _______________ (___________) shares of common stock, par value $.01 per share ("Common Stock") of the Company, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 2016 Equity Incentive Compensation Plan (the "Plan"), which is incorporated herein by reference.

1)
Nature of the Option
The options granted hereunder are intended to be an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").  The terms of any option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.  The options granted hereunder are granted subject to the provisions of Section 8(e) of the Plan relating to Incentive Stock Options.

2)	Option Price The price of the options granted hereunder is $__.__ for each share.

3)	Exercise of Option The option shall be exercisable in accordance with the provisions of the Plan as follows:

(a)
Right to Exercise
The options granted hereunder shall be exercisable (subject to the conditions as to employment and other matters contained herein or in the Plan) with respect to one-fourth (1/4) of the shares purchasable hereunder on and after the first anniversary date of grant and, on a cumulative basis, with respect to an additional one-fourth (1/4) of such shares on each anniversary of its grant, so that the options granted hereunder shall be exercisable, to the extent not previously exercised, with respect to all of the shares purchasable hereunder, on and after the fourth anniversary of the date of grant.

(b)
Method of Exercise
The options granted hereunder shall be exercisable by delivery of a notice of exercise in a form approved by the Company, which notice shall state the election to exercise the option, the number of shares in respect of which the option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan or this agreement.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the purchase price.  Payment of the purchase price shall be in cash or cash equivalents (certified check, bank draft or money order), or by such other means as the Administrator may authorize, in each case pursuant to the provisions of the Plan.  Unless the shares of Common Stock have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement filed on Form S-8 or otherwise, the certificate or certificates for shares of Common Stock as to which the option shall be exercised shall be registered in the name of the Optionee and shall contain the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND UNLESS SUCH SALE OR TRANSFER IS AUTHORIZED UNDER APPLICABLE STATE LAW."

(c)
Restrictions on Exercise
The options granted hereunder may not be exercised if the issuance of such shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation.  As a condition to the exercise of the options granted hereunder, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

4)
Forfeiture of Options and Repayment of Market Value of Options
If, while an employee of the Company or a Subsidiary or at any time within one (1) year after Optionee ceases to be an employee of the Company or the Subsidiary, Optionee engages in any activity in competition with any activity of the Company or a Subsidiary thereof, including, but not limited to:

(a)	conduct related to the Optionee's employment for which either criminal or civil penalties against the Optionee may be sought;

(b)	violation of Company policies, including, without limitation, the Company's insider trading policy;

(c)
accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company or its Subsidiaries, including employing or recruiting any present, former or future employee of the Company or a Subsidiary thereof;

(d)	disclosing or mis-using any confidential information or material concerning the Company or its Subsidiaries; or

(e)	participating in a hostile takeover attempt, then:

i)
options under this agreement and any other stock options and stock awards from the Company (collectively referred to as "Grants") shall terminate effective the date on which the Optionee enters into such activity, unless terminated sooner by operation of another term or condition of the Plan or the plan under which such Grants were granted;

ii)
the aggregate difference between the exercise price of options included in the Grants which were exercised within one (1) year prior to the date (the "Termination Date") Optionee ceased to be an employee, consultant, advisor, or independent contractor of the Company or a Subsidiary thereof or within one (1) year after the Termination Date and the closing market value on the date of exercise of such shares covered by such options shall be paid by the Optionee to the Company; and

iii)
the aggregate of the closing market value on the date the forfeiture provision expired for all shares subject to restricted stock awards included in the Grants as to which the forfeiture provision expired within one (1) year prior to or after the Termination Date, shall be paid by the Optionee to the Company.

By accepting the options subject to this agreement, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed by the Company), to the extent of the amounts the Optionee owes the Company under the foregoing provisions of this Section 4.  Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Optionee owes it, calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.  In addition, if Optionee fails to pay the Company the full amount due within 30 days of demand by the Company, Optionee agrees to pay the Company’s reasonable costs of collection (including attorney’s fees) as well as interest on the unpaid amount at the rate of 1% per month or if less, the maximum rate allowed by law, for each day that such amount remains unpaid.  Optionee may be released from his/her obligations under this Section 4 only by the Board of Directors or the Compensation Committee of the Company.

5)
Non-Transferability of Option, Successors and Assigns
Except as permitted under the Plan (including without limitation Section 13 thereof), the options granted hereunder may not be transferred in any manner and may be exercised during the lifetime of the Optionee only by the Optionee.  The terms of this agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.  This Award shall be binding upon and enure to the benefits of any successor or assignee of the Company.

6)
Term of Option
The options granted hereunder may not be exercised more than 10 years from the date of this agreement, and may be exercised during such term only in accordance with the Plan and the terms of this agreement.

7)
Termination of Employment
If your employment with the Company or a Subsidiary (as defined in the Plan) is terminated by you or the Company (except as provided in Section 4) for any reason other than disability or death, you may exercise the option, to the extent that you would otherwise be entitled to do so at the date of termination of employment, at any time within 30 days after the date of termination, but not after the expiration date of the option.

8)
Withholding
The Company reserves the right to make whatever arrangements it deems appropriate for the withholding of any taxes in connection with any transaction contemplated by this agreement or the Plan, and the Optionee hereby consents to such arrangements.

9)	Entire Agreement This agreement (together with the Plan) supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof.

10)
Governing Law
All questions concerning the construction, validity and interpretation of this agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the choice of law principles thereof.

Date of Grant:

PHOTRONICS, INC.

By:
Richelle E. Burr EVP, Chief Administrative Officer, General Counsel and Secretary

Agreed to and accepted this

_____ day of _________, 20___

Signature